Exhibit 99.1

         NOTICE TO SECTION 16 INSIDERS REGARDING CHANGE IN THE BLACKOUT PERIOD WITH RESPECT TO TRADING OF EFC BANCORP, INC. COMMON STOCK

         This notice is being provided to you as an update to the notice, dated November 4, 2005, regarding your ability to conduct transactions in the EFC Bancorp, Inc. Stock Fund of the Elgin Financial Center, SB 401(k) Employee Benefit Plan and Trust (the "Plan"). Under the prior notice, you were informed that, pursuant to Section 306 of the Sarbanes-Oxley Act of 2002, you would be unable to trade in EFC Bancorp, Inc. common stock or derivatives during the blackout period when participants in the Plan are suspended from directing or diversifying assets in the EFC Bancorp, Inc. Stock Fund to allow the Plan's recordkeeper to process participant merger consideration election forms in connection with the merger of EFC Bancorp, Inc. with and into MAF Bancorp, Inc. You were also informed that this trading restriction does not include gifts.

         We have recently learned that the blackout period (which began on December 5, 2005) associated with the transaction will end on the week of February 6, 2006 (rather than January 6, 2006 as we previously communicated to you). The additional time is needed for the Plan's recordkeeper to process your merger consideration election forms following the closing of the merger by and between MAF Bancorp, Inc. and EFC Bancorp, Inc.


         If you have any questions concerning this notice, please contact:

                                      Eric J. Wedeen
                                      EFC Bancorp, Inc.
                                      1695 Larkin Avenue
                                      Elgin, Illinois 60123
                                      Telephone: (847) 622-3166